Exhibit 99.2

Chico’s FAS, Inc. — 11215 Metro Parkway — Fort Myers, Florida 33966 — (239) 277-6200

Chico’s FAS, Inc. Declares Cash Dividend of $0.075 Per Share

Fort Myers, FL – February 27, 2014 – Chico’s FAS, Inc. (NYSE: CHS) today announced that its Board of Directors declared a quarterly cash dividend of $0.075 per share of its common stock, a 36% increase over the dividend rate from April 2013. The dividend is payable on March 31, 2014 to Chico’s FAS shareholders of record at the close of business on March 17, 2014.

ABOUT CHICO’S FAS, INC.

The Company, through its brands – Chico’s, White House | Black Market, Soma Intimates, and Boston Proper, is a leading women’s omni-channel specialty retailer of private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing items.

As of February 1, 2014, the Company operated 1,472 stores in the US and Canada. The Company’s merchandise is also available at www.chicos.com, www.whbm.com, www.soma.com, and www.bostonproper.com. For more detailed information on Chico’s FAS, Inc., please go to our corporate website at www.chicosfas.com.

Executive Contact:

Todd Vogensen

Senior Vice President- Finance

Chico’s FAS, Inc.

(239) 346-4199